Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 10, 2019, is entered into by and between Evofem Biosciences, Inc., a Delaware corporation (the “Company”), and each of those entities listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, (i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants in the forms attached hereto in Exhibit B-1 and Exhibit B-2 to purchase Common Stock (each, a “Common Warrant” and collectively, the “Common Warrants” and collectively with the Shares, the “Securities”).
WHEREAS, in connection with the consummation of the purchase and sale of the Securities, the Company and each Purchaser shall execute and deliver the Registration Rights Agreement, in the form attached hereto as Appendix III (the “Registration Rights Agreement”).
WHEREAS, in connection with the consummation of the purchase and sale of the Securities, the Company, Invesco Asset Management Limited (“Invesco”), acting as agent for and on behalf of its discretionary managed clients (the “Invesco Funds”), and Woodford Investment Management Limited acting on behalf of funds under its management (“WIM”) will enter into the Voting and Support Agreement, in the form attached hereto as Appendix IV (the “Voting and Support Agreement”).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
SECTION 1.DEFINITIONS
In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1:
“Closing” means each of the First Closing and the Second Closing, as appropriate.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Common Warrants” shall have the meaning ascribed to such term in the recitals to this Agreement.
“Common Warrant Shares” means the shares of Common Stock issuable upon exercise of the Common Warrants.
“Company” shall have the meaning ascribed to such term in the recitals to this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Cap” has the meaning set forth in Section 2.4(a).
“First Closing” has the meaning set forth in Section 3.1(a).
“First Closing Date” has the meaning set forth in Section 3.1(a).
“First Closing Purchase Amount” means, as to a Purchaser, the aggregate amount to be paid for the First Closing Securities purchased hereunder as specified opposite such Purchaser’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price of First Closing Securities,” in United States Dollars and in immediately available funds.
“First Closing Securities” means the Shares and the Common Warrants sold in the First Closing.
“First Closing Shares” has the meaning set forth in Section 2.1.
“First Closing Common Warrants” has the meaning set forth in Section 2.1.
“Per Unit Purchase Price” has the meaning set forth in Section 2.1.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Purchase Notice” has the meaning set forth in Section 2.2.
“Purchase Right” has the meaning set forth in Section 2.2.
“Registration Rights Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
“SEC Documents” has the meaning set forth in Section 4.5.
“Second Closing” has the meaning set forth in Section 3.2(a).
“Second Closing Date” has the meaning set forth in Section 3.2(a).

“Second Closing Purchase Amount” means, as to a Purchaser, the aggregate amount to be paid for the Second Closing Securities purchased hereunder as specified opposite such Purchaser’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price of Second Closing Securities,” in United States Dollars and in immediately available funds.
“Second Closing Securities” means the Shares and the Common Warrants sold in the Second Closing.
“Second Closing Shares” has the meaning set forth in Section 2.2.
“Second Closing Common Warrants” means has the meaning set forth in Section 2.2.
“Securities” shall have the meaning ascribed to such term in the recitals to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of any Second Closing Securities and any Shares of Common Stock issuable upon exercise of the Common Warrants.
“Stockholder Meeting” has the meaning set forth in Section 8.7.
“Transaction Documents” means this Agreement, the Common Warrants, the Registration Rights Agreement, the Voting and Support Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Voting and Support Agreement” has the meaning ascribed to such term in the recitals to this Agreement.
“Warrant Exercise Price” has the meaning set forth in Section 2.1.
SECTION 2.    PURCHASE AND SALE OF THE SHARES AND COMMON WARRANTS
2.1    First Closing. On the First Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to PDL BioPharma, Inc., and PDL BioPharma, Inc. will purchase, (a) the number of Shares set forth under the heading “Number of Shares to be Purchased in the First Closing” on Exhibit A attached hereto (the “First Closing Shares”) and (b) Common Warrants to purchase 0.25 shares of Common Stock for every one Share purchased in the First Closing (for the avoidance of doubt, the respective numbers of Common Warrant Shares issuable upon exercise of the Common opposite the names of the Purchasers under the heading “Number of Common Warrant Shares Underlying Common Warrants Purchased in the First Closing” on Exhibit A attached hereto) (the “First Closing Common Warrants”), at a price per Share and accompanying Common Warrant equal to $4.50 (the “Per Unit Purchase Price”). The Common

Warrants shall have an exercise price per Common Warrant Share equal to $6.38 (the “Warrant Exercise Price”).
2.2    Second Closing. On any business day during the period beginning on the First Closing Date and ending on June 10, 2019, and upon the terms and subject to the conditions set forth herein, the Purchasers shall have the right and the option, but not the obligation (the “Purchase Right”), by delivery to the Company of a purchase notice signed by each Purchaser (the “Purchase Notice”), to require the Company to issue and sell to each Purchaser, in which case each Purchaser shall purchase, severally and not jointly, (a) the respective number of Shares set forth opposite the names of the Purchasers under the heading “Number of Shares to be Purchased in the Second Closing” on Exhibit A attached hereto (the “Second Closing Shares”) and (b) Common Warrants to purchase 0.25 shares of Common Stock for every one Share purchased in the Second Closing (for the avoidance of doubt, the respective numbers of Common Warrant Shares issuable upon exercise of the Common Warrants to be purchased at the Second Closing are set forth opposite the names of the Purchasers under the heading “Number of Common Warrant Shares Underlying Common Warrants Purchased in the Second Closing” on Exhibit A attached hereto) (the “Second Closing Common Warrants”), at a price per Share and accompanying Common Warrant equal to the Per Unit Purchase Price, subject to the purchase rights set forth in Section 8.13. The Common Warrants shall have an exercise price per Common Warrant Share equal to the Warrant Exercise Price.
2.3    Adjustments for Stock Dividends and Splits. In the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock and the other anti-dilution events set forth in the Company’s outstanding warrants after the effectiveness of this Agreement and prior to the First Closing or the Second Closing, as the case may be, the number of shares of Common Stock to be sold to a Purchaser in such Closing, the number of Common Warrant Shares issuable upon the exercise of the Common Warrants issued in such Closing, and the Per Unit Purchase Price and the Warrant Exercise Price for such Closing, shall be appropriate adjusted and Exhibit A attached hereto shall be updated accordingly.
2.4    Compliance with Rules of Principal Market.
(a)     The Company shall not issue or sell (i) such number of First Closing Securities to any Purchaser pursuant to this Agreement as would result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) owning more than 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such First Closing shall have occurred (with such ownership percentage calculated in accordance with Nasdaq rules relating to compliance with Nasdaq Rule 5635(b)) (the “Exchange Cap”), or (ii) any Second Closing Securities, in each case, unless and until Stockholder Approval shall have been obtained and become effective.
(b)    The Company shall not issue any Securities pursuant to this Agreement if such issuance would reasonably be expected to result in (i) a violation of the Securities Act or (ii) a breach of the rules and regulations of the Nasdaq Stock Market (or any successor entity).

(c)    The provisions of this Section 2.4 shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of the Nasdaq Stock Market.
SECTION 3.    CLOSING AND DELIVERY.
3.1    First Closing.
(a)     Upon the satisfaction of the conditions set forth in Section 6.1, the completion of the purchase and sale of the First Closing Securities pursuant to this Agreement (the “First Closing”) shall occur remotely via exchange of documents and signature on the third trading day following the date hereof or at such other date and place as may be agreed to by the Company and PDL BioPharma, Inc. (the date of the First Closing, the “First Closing Date”).
(b)     On the First Closing Date, PDL BioPharma, Inc. shall deliver or cause to be delivered to the Company the First Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to PDL BioPharma, Inc. by the Company on or prior to the First Closing Date.
(c)    On the First Closing Date, the Company shall deliver or cause to be delivered to an account held by Wells Fargo Securities an amount equal to 6% of the First Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Company by Wells Fargo Securities on or prior to the First Closing Date.
3.2    Second Closing.
(a)    Subject to the satisfaction of the conditions set forth in Section 6.2, the completion of the purchase and sale of the Second Closing Securities pursuant to this Agreement (the “Second Closing”) shall occur remotely, if at all, as soon as reasonably practicable following, and in any event within 3 trading days after, receipt by the Company of the Purchase Notice, or at such other date and place as may be agreed to by the Company and the Purchasers at least 5 trading days before such intended other date (the date of the Second Closing, the “Second Closing Date”).
(b)    On the Second Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Second Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Purchaser by the Company on or prior to the Second Closing Date.
(c)    On the Second Closing Date, the Company shall deliver or cause to be delivered to an account held by Wells Fargo Securities an amount equal to 6% of the Second Closing Purchase Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Company by Wells Fargo Securities on or prior to the Second Closing Date.

3.3    Issuance and Delivery.
(a)    At each of the First Closing and the Second Closing, if any, the Company shall issue, deliver or cause to be delivered to each Purchaser the following, in each case subject to adjustment as provided in Section 2.3: (i) evidence satisfactory to such Purchaser of book-entry Shares registered in the name of such Purchaser, in an amount equal to the number of Shares set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased in the First Closing” or “Number of Shares to be Purchased in the Second Closing,” as applicable, on Exhibit A attached hereto; and (ii) a Common Warrant registered in the name of such Purchaser, to purchase up to the number of Common Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Common Warrant Shares Underlying Common Warrants Purchased in the First Closing” or “Number of Common Warrant Shares Underlying Common Warrants Purchased in the Second Closing,” as applicable, on Exhibit A attached hereto; provided, however, that the issue and sale by the Company of the Securities pursuant to this Agreement shall be subject to the limitations (including, for the avoidance of doubt, the Exchange Cap with respect to the First Closing Securities) as provided in Section 2.4; provided, further, that WIM shall only receive Common Warrants in the form attached hereto in Exhibit B-2.
(b)     The name(s) in which the Securities are to be issued to each Purchaser are set forth in the Purchaser Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Purchaser Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than the date hereof.
3.4    Delivery of the Registration Rights Agreement. As of the date hereof, the Company and each Purchaser (in the case of Invesco, as agent for and on behalf of the Invesco Funds) shall execute and deliver the Registration Rights Agreement, pursuant to which the Company will agree to provide certain registration rights in respect of the resale by the Purchasers of the Securities under the Securities Act, and the rules and regulations promulgated thereunder.
SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below) prior to the date hereof, which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof, as follows:
4.1    Organization. The Company and each of its subsidiaries are duly organized, validly existing as a corporation or other legal entity and in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly licensed or qualified as a foreign corporation or other legal entity for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses in which they are engaged as described in the

SEC Documents (as defined below), except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, prevent or materially interfere with the consummation of the transactions contemplated hereby, materially lengthen the anticipated timing of regulatory acceptance and approval for any of the Company’s multi-purpose vaginal pH regulator (“MVP-R”) gel product candidates (including Amphora), adversely and materially impact the Company’s intellectual property rights regarding its MVP-R gel technology (including, for the avoidance of doubt, licensed intellectual property), or adversely and materially impact the anticipated market opportunity for any of the Company’s products (a “Material Adverse Effect”).
4.2    Subsidiaries. Except as set forth in the SEC Documents, the Company owns, directly or indirectly, all of the equity interests in each of its subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
4.3    Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver the Transaction Documents, sell and issue the Securities as contemplated by the Transaction Documents and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of the Registration Rights Agreement may be limited by federal or state securities Laws or public policy considerations in respect thereof.
4.4    Issuance and Delivery of the Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and, assuming the accuracy of the representations made by each Purchaser in Section 5, will be delivered in compliance with all applicable federal and state securities laws. The Common Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Common Warrants in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be sold free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and, assuming the accuracy of the representations and warranties in Section 5, will be delivered in compliance with all applicable federal and state securities laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Securities. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.
4.5    SEC Documents. Since January 17, 2018, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act in the two years preceding the date hereof on a timely basis, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company on or following January 17, 2018 with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
4.6    Financial Statements. The financial statements of the Company, together with the related notes and any supporting schedules thereto, included in the SEC Documents (the “Financial Statements”) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and each of its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified as of the dates and for the periods indicated. The Financial Statements and any supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries included in or incorporated by reference into the SEC Documents is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). To the Company’s knowledge, Deloitte & Touche LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with respect to the Company.
4.7    Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has not issued any capital stock since the date of its most recently filed SEC Document other than to reflect stock option and warrant exercises and vesting of restricted stock units that do not, individually or in the aggregate, have a material affect on the issued and outstanding capital stock, options and other securities. As of March 31, 2019, there were (i) 28,712,174 shares of the Company’s Common Stock issued (including 510,500 shares of unvested restricted stock) and outstanding and no shares of the Company’s preferred stock issued and outstanding; (ii) options to purchase 5,767,002 shares of the Company’s Common Stock outstanding; (iii) no unvested restricted stock units and (iv) warrants to purchase 3,587,853 shares of the Company’s Common Stock outstanding. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  Except as provided in the Registration Right Agreement, the issuance of Securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution rights, and, other than as set forth in the SEC Documents, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, in each case except as have been duly and validly waived.
4.8    Litigation. There are no actions, suits or proceedings by or before any governmental authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any governmental authority, to which the Company or a subsidiary is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, (i) if determined adversely to the Company or any of its subsidiaries, would have would have a material adverse impact on the Company and its business and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any governmental authority or threatened by others, or (ii) would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; and (A) there are no current or pending audits, investigations, actions, suits or proceedings by or before any governmental authority that are required under the Securities Act to be described in the SEC Documents that are not so described; and (B) there are no contracts or other documents that are required under the Securities Act to be filed that are not so filed.
4.9    Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which the Securities are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by the Nasdaq Stock Market of the listing of the additional shares, (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights Agreement and (d) with respect to the issuance of Securities in the Second Closing, if any, the Stockholder Approval in accordance with Nasdaq Rule 5635(b).

4.10    No Violation or Default. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Securities) conflict with, result in a breach or violation of, or imposition of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or each of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or each of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the U.S. Food and Drug Administration (“FDA”)), or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of each of clauses (ii) and (iii), where such breaches, violations, defaults, liens, charges or encumbrances would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
4.11    No Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Documents, there has not been:
(i)     any material change in the authorized capital, assets, liabilities, financial condition, business or operations of the Company and its subsidiaries taken as a whole from that reflected in the financial statements included in the Company’s most recently filed SEC Document;
(ii)     any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(iii)     any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;
(iv)     any waiver, not in the ordinary course of business, by the Company or any subsidiary of the Company of a material right or of a material debt owed to it;
(v)     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);
(vi)     any change or amendment to the Company’s certificate of incorporation or by-laws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii)     any material transaction entered into by the Company other than in the ordinary course of business;
(viii)     the loss of the services of any key employee, or material change in the compensation or duties of the senior management of the Company;
(ix)     any action taken by the by the Company or a subsidiary of the Company to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge that any of the creditors of the Company or a subsidiary of the Company intend to initiate involuntary bankruptcy proceedings, nor has the Company or any subsidiary of the Company received any notice from any such creditor threatening any such action;
(x)    other than as discussed with the Purchasers, any material change in the Company’s accounting policies or in the Company’s internal controls over financial reporting; or
(xi)     any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.
4.12    Consents and Permits. Except as disclosed in the SEC Documents, the Company and its subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign governmental authority (including the FDA, the United States Drug Enforcement Administration or any other foreign, federal, state, provincial or local governmental authorities engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct its current businesses as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the extent required by applicable laws of the FDA, the Company or the applicable subsidiary has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. The Company and each subsidiary possess such valid and current Permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
4.13    Regulatory Filings. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has failed to file with the applicable governmental authority (including the FDA, or any foreign, federal, state, provincial or local governmental authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a material adverse impact on the Company and its business; except as disclosed in the SEC Documents, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a material adverse impact on the Company and its business. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign governmental authority exercising comparable authority.
4.14    Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (including all goodwill associated with the foregoing) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiaries (including upon commercialization of products or services described in the SEC Documents as under development) except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a material adverse impact on the Company and its business. Except as disclosed in the SEC Documents, (i) and to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries, including no liens, security interest, or other encumbrances; (ii) to the Company’s knowledge, there is no infringement, misappropriation or other violation of any such Intellectual Property by any third party; (iii) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property; and (v) to the Company’s knowledge, there is no pending or, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others.

The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company is contingent upon maintaining the confidentiality thereof. All founders, current and former employees, contractors, consultants and other parties materially involved in the development of Intellectual Property for the Company have signed confidentiality and invention assignment agreements with the Company, pursuant to which the Company either (x) has obtained ownership of and is the exclusive owner of such Intellectual Property, or (y) has obtained a valid right to exploit such Intellectual Property, sufficient for the conduct of its business as currently conducted.
The Company has provided to PDL BioPharma, Inc. a list of its intellectual property rights, including a schedule of patents, which list is complete, current and accurate in all material respects.
4.15    Clinical Studies. The preclinical studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the SEC Documents (the “Company Studies and Trials”) were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the Company Studies and Trials, and the results thereof, contained in the SEC Documents are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the SEC Documents, the results of which reasonably call into question the results of the Company Studies and Trials described in the SEC Documents; and the Company has not received any notice or correspondence from the FDA or any foreign, state or local governmental authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any of the Company Studies and Trials. The Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder in conducting the Company Studies and Trials. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA (or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.
4.16    Disclosure. The Company understands and confirms that the Purchasers will rely on the Representations in this Section 4 in effecting transactions in securities of the Company.  To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents and the Schedule of Exceptions, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.17    Contracts. Each franchise, contract or other document of a character required as of the date hereof to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder is so described or filed.
4.18    Properties and Assets. The Company and its subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property owned by them that are material to the businesses of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property leased by the Company and any of its subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its subsidiaries complies with all applicable laws (including building and zoning laws and laws relating to access to such properties), except if and to the extent disclosed in the SEC Documents or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its subsidiaries has received from any governmental authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.
4.19    Possession of Licenses and Permits. Except in such cases that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) from, and have made all declarations, filings, listings, registrations, reports and submissions with, the appropriate federal, state, local or foreign governmental or regulatory authorities including, without limitation, from the FDA and equivalent foreign regulatory authorities, in each case that are necessary or material to the conduct of the business now conducted, (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses, and (iii) are not in violation of, or in default under, any such License.
4.20    Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.
4.21    Investment Company. Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Securities, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).
4.22    Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and the Company has obtained directors’ and officers’ insurance in such amounts as is customary for issuers of similar size and development stage.
4.23    Compliance with Nasdaq Requirements. The Company is in compliance with applicable rules of the Nasdaq Stock Market, including the continued listing requirements thereunder. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
4.24    Internal Control over Financial Reporting; Sarbanes-Oxley Matters. The Company and each of its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the SEC Documents). Since the date of the latest audited financial statements of the Company included in the latest SEC Document, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the SEC Documents). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(f) and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its subsidiaries is made known to the certifying officers by others within those entities. The Company has taken all actions reasonably necessary to ensure that it will be in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act that are then in effect, and is taking all reasonable steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the Company at all times after the effectiveness of such provisions.
4.25    Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.
4.26    Brokers and Finders. Other than with respect to any placement agent agreed to by the Company and the Purchasers or as set forth on Schedule 4.26, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.26 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.
4.27    Market Activities. Neither the Company nor any of its subsidiaries, officers, directors, nor to the Company’s knowledge, any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
4.28    No General Solicitation. Neither the Company nor any of its subsidiaries, officers, directors, any person acting on its or their behalf, nor to the Company’s knowledge, any of its affiliates, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.
4.29    No Integrated Offering. Neither the Company nor any of its subsidiaries, officers, directors, any person acting on its or their behalf, nor to the Company’s knowledge, any of its affiliates, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

4.30    Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
4.31    Interested Stockholder. Pursuant to the Company’s certificate of incorporation, the Company is not governed by Section 203 of the Delaware General Corporation Law.
4.32    ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
4.33    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering laws of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
4.34    No Improper Practices. (i) Neither the Company nor its subsidiaries, nor any director, officer, or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the SEC Documents; (ii) no relationship, direct or indirect, exists between or among the Company or any subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any subsidiary, on the other hand, that is required to be described in the SEC Documents that is not so described; (iii) except as described in the SEC Documents, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (iv) the Company has not offered, or caused any placement agent to offer, securities to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any subsidiary or any of their respective products or services, and, (vi) neither the Company nor any subsidiary nor any director, officer or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.
4.35    Sanctions.
(a)    The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director or officer, nor, to its knowledge, any employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (xx), “Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).
(b)    The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(c)     The Entity represents and covenants that, for the past 5 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

4.36    Environmental Laws. The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
4.37    Compliance with Laws. Each of the Company and its subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries, including the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal false statements and representations law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties laws (42 U.S.C. § 1320a-7a), the exclusions law, the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, and any other similar local, state, federal, national, supranational and foreign laws and regulations applicable to the Company or its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action; (H) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority; and (I) has not, nor to its knowledge has any of its respective employees, officers or directors, been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.
5.1    Each Purchaser hereby severally, and not jointly, represents and warrants to the Company that:
(a)    Such Purchaser is a duly organized, validly existing corporation, limited partnership or limited liability company and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.
(b)    Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
(c)    Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company and its subsidiaries, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information such Purchaser has deemed appropriate, and without reliance upon any placement agent, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.
(d)    The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account (or in the case of Invesco, the Invesco Funds’ account), not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 under the Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.
(e)    Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are consistent with its financial needs, objectives and condition, (ii) comply and are consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (iv) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities.
(f)    The execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
(g)    Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) or an entity engaged in a business that would require it to be so registered and is not affiliated with a registered broker dealer or an entity engaged in a business that would require it to be so registered. Such Purchaser is not party to any agreement for distribution of any of the Securities.
(h)    Such Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the date hereof, the Purchaser Questionnaire and the Selling Stockholder Questionnaire for use in preparation of each of the registration statements meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement) (each, a “Registration Statement”), and the answers to the Purchaser Questionnaire and the Selling Stockholder Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of each Closing and the effective date of each Registration Statement; provided, that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of each such Registration Statement.
(i)    Such Purchaser understands that no U.S. federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.
(j)    Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act (each a “Disqualification Event”). Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Subsection 3.12, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.
(k)    Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising.
(l)    Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.
(m)    Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers. Such Purchaser acknowledges that it shall not have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by Section 4.26 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents
5.2    Each Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
5.3    Legends.
(a)    Purchaser understands that, until such time as the Shares or the Common Warrant Shares have been sold pursuant to each Registration Statement or the Shares or the Common Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES, INCLUDING ANY SECURITIES INTO WHICH THESE SECURITIES IS EXERCISABLE, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
In addition, book entry notations representing the Shares may contain:

(i)	Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(ii)	Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Shares hereunder.

(iii)	A legend regarding affiliate status of the Purchasers set forth in Schedule 1 hereto, in the form included therein.
(b)    The Company agrees that at such time as such legend is no longer required under this Section, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Securities, as applicable and if such Securities are certificated, issued with a restrictive legend, together with such representations and covenants of such Purchaser or such Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to such Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”). All costs and expenses related to the removal of the legends and the reissuance of any Securities shall be borne by the Company.

(c)    The restrictive legend set forth in this section above shall be removed and the Company shall issue a certificate or book entry position without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at DTC or in physical certificated shares, if appropriate, if (i) such Securities are registered for resale under the Securities Act (provided, that, if the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (iii) such Securities are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Subject to receipt of such representations, and covenants as are contemplated hereby, following the earlier of (i) the effective date of the applicable Registration Statement or (ii) Rule 144 becoming available for the resale of the Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Securities and without volume or manner-of-sale restrictions, the Company shall issue to the Company’s transfer agent the instructions with respect to legend removal consistent with this Section. Any fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.
SECTION 6.    CONDITIONS TO CLOSING.
6.1    The obligation of PDL BioPharma, Inc. to purchase the First Closing Securities at the First Closing is subject to the fulfillment to PDL BioPharma, Inc.’s satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by PDL BioPharma, Inc.:
(a)    The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein and in any other Transaction Document required to be performed by it on or prior to the First Closing Date.
(b)    With the exception of declarations of effectiveness by the Commission with respect to the registration statements contemplated in the Registration Rights Agreement, the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the First Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
(c)    The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Securities, a copy of which shall have been provided to the Purchasers.

(d)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated at the First Closing.
(e)    PDL BioPharma, Inc. shall have received a certificate signed by the Chief Executive Officer or the Principal Financial Officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d), (h), (j) and (k) of this Section 6.1.
(f)    PDL BioPharma, Inc. shall have received a certificate signed by the Company’s Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the certificate of incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(g)    PDL BioPharma, Inc.shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated as of the First Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as PDL BioPharma, Inc. may reasonably request.1
(h)    No stop order or suspension of trading shall have been imposed by the Nasdaq Stock Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.
(i)    The Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon the exercise of Common Warrants to be issued at the First Closing.
(j)    There shall not have occurred any material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recently filed SEC Document.
(k)    The Common Stock shall be listed on the Nasdaq Stock Market and the Company shall have filed a supplemental listing application with the Nasdaq Stock Market for the listing of the Common Stock and Common Warrant Shares issuable hereunder and cause such approval shall have been obtained.

1 NTD: Opinion shall include (1) confirmation that stockholder approval is not required for First Closing (issuance of up to 19.99%); (2) confirmation that stockholder vote is not required under DGCL 203

(l)    The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.
(m)    PDL BioPharma, Inc. shall have received the Voting and Support Agreements executed by the Company, Invesco and WIM.
(n)    The Company shall have complied with all applicable laws and regulations, including (but not limited to) the Financial Conduct Authority’s regulatory rules and regulations on collective investment schemes (COLL Regulations).
6.2    The Second Closing, if any, is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived by such Purchaser (as to itself only):
(a)    The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the Second Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein and in any other Transaction Document required to be performed by it on or prior to the Second Closing Date.
(b)    With the exception of declarations of effectiveness by the Commission with respect to the registration statements that cover the Second Closing Securities as contemplated in the Registration Rights Agreement, the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Second Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
(c)    To the extent not previously satisfied by the Company’s filing with Nasdaq pursuant to Section 6.1(c) of this Agreement, the Company shall have filed with Nasdaq an additional Notification Form: Listing of Additional Shares for the listing of the Securities subject to the Second Closing, a copy of which shall have been provided to the Purchasers.
(d)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
(e)    Each Purchaser shall have received a certificate signed by the Chief Executive Officer or the Principal Financial Officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d) (h), (j) and (k) of this Section 6.2.
(f)    Each Purchaser shall have received a certificate signed by the Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the board of directors of the

Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the certificate of incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(g)    The Purchasers shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated as of the Second Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as the Purchasers may reasonably request.
(h)    No stop order or suspension of trading shall have been imposed by the Nasdaq Stock Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.
(i)    The Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon the exercise of Common Warrants to be issued at the Second Closing.
(j)    There shall not have occurred any material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recently filed SEC Document.
(k)    The Common Stock shall be listed on the Nasdaq Stock Market and the Company shall have filed a supplemental listing application with the Nasdaq Stock Market for the listing of the Common Stock and Common Warrant Shares issuable hereunder and cause such approval to be obtained.
(l)    Stockholder Approval shall have been obtained and deemed effective and evidence of such Stockholder Approval in a form reasonably acceptable to the Purchasers shall have been delivered to the Purchasers.
(m)    The Company and PDL BioPharma, Inc. shall have prepared and agreed on an operational budget addressing the use of Company resources for the period ending 12 months from June 1, 2019 (the “12-Month Operating Budget”). Such 12-Month Operating Budget shall be prepared by the Company in good faith and include all material expenses reasonably expected to be incurred by the Company through the expiration of the period covered by the 12-Month Operating Budget. A copy of such 12-Month Operating Budget shall be provided to the Purchasers.
(n)    Each of Invesco and WIM shall have surrendered for cancellation, prior to the Second Closing Date, all existing and outstanding warrants held in the Company by their respective funds as of the date of this Agreement, including: (i) for Invesco: 212,765 warrants to purchase shares of Common Stock with an exercise price per underlying share of $5.20, and (ii) for WIM: 475,000 warrants to purchase shares of Common Stock with an exercise price per underlying share of $8.35 and 975,264 warrants to purchase shares of Common Stock with an exercise price per underlying share of $5.20; it being a condition to each such parties that the other shall also have surrendered all of its warrants (other than those to be acquired at the Second Closing).

6.3    The obligation of the Company to sell and issue First Closing Securities and to deliver First Closing Securities to PDL BioPharma, Inc. at the First Closing is subject to fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:
(a)    The representations and warranties made by PDL BioPharma, Inc. in Section 5 hereof shall be true and correct in all material respects on the First Closing Date. PDL BioPharma, Inc. shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the First Closing Date.
(b)    Each Purchaser shall have executed and delivered to the Company the Registration Rights Agreement.
(c)    The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by at the First Closing, as determined in accordance with Section 2 hereof.
(d)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
6.4    The obligation of the Company to sell and issue Second Closing Securities and to deliver Second Closing Securities to any Purchaser at the Second Closing, if any, is subject to fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions by such Purchaser, any of which may be waived by the Company:
(a)    The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects on the Second Closing Date. Such Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Second Closing Date.
(b)    The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Purchaser at the Second Closing, as determined in accordance with Section 2 hereof.
(c)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
(d)    The Company shall have received a Purchase Notice with respect to the Second Closing Securities to be sold in the Second Closing.

(e)    Stockholder Approval shall have been obtained and deemed effective.
SECTION 7.    TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.
7.1    The obligations of the Company, on the one hand, and PDL BioPharma, Inc., on the other hand, to effect the First Closing shall terminate as follows:
(a)    By PDL BioPharma, Inc. if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by PDL BioPharma, Inc., prior to the First Closing; or
(b)    By the Company if any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment with respect to such Purchaser, and shall not have been waived by the Company;
provided, however, that, except in the case of clause (b) above, the party seeking to terminate its obligation to effect the First Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect such First Closing.
7.2    In the event that the Purchasers exercise their Purchase Right and have delivered a Purchase Notice to the Company, the obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Second Closing shall terminate as follows:
(a)    By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser, prior to the Second Closing;
(b)    By the Company with respect to the Second Closing if any of the conditions set forth in Section 6.4 shall have become incapable of fulfillment with respect to such Purchaser, and shall not have been waived by the Company;
provided, however, that, except in the case of clause (b) above, the party seeking to terminate its obligation to effect the Second Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect such Second Closing.
7.3    In the event of termination by the Company or any Purchaser of its obligations to effect a Closing pursuant to this Section 7, written notice thereof shall be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect such Closing upon written notice to the Company and the other Purchasers. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
SECTION 8.    ADDITIONAL COVENANTS AND AGREEMENTS.
8.1    Reservation of Common Stock. The Company shall, on each Closing and at all times thereafter, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Common Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Common Warrants issued pursuant to this Agreement in accordance with their respective terms (the “Reserved Amount”). While the Common Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining prior written consent of the Purchasers.
8.2    Nasdaq Listing. The Company will take all action necessary to continue the listing and trading of its Common Stock (including the shares issuable under this Agreement and the Common Warrant Shares, in each case, following their issuance hereunder and their resale under a registration statement) on the Nasdaq Stock Market and, in accordance, therewith, will take all action necessary to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
8.3    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Transaction Documents.
8.4    Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.
8.5    Termination of Covenants. The provisions of Sections 8.2 through 8.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.
8.6    Conduct of Business. For so long as the Second Closing has not occurred or until June 10, 2019, the Company agrees that it will (a) maintain its corporate existence in good standing, (b) comply in all material respects with all laws, rules, ordinances and regulations of all governmental authorities, (c) maintain, keep and preserve all of its properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (d) pay or discharge before becoming delinquent (i) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its property and (ii) all lawful claims for labor, material and supplies, which, if unpaid, might become a lien upon any of its property, except in each of the above instances where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect, (e) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.
8.7    Stockholder Approval. Following the First Closing, the Company agrees to use reasonable best efforts to obtain, at a special or annual meeting of the stockholders of the Company (at which a quorum is present) no later than June 5, 2019 (the “Stockholder Meeting”), such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of any Second Closing Securities and any Shares of Common Stock issuable upon exercise of the Common Warrants. The Company will prepare and file with the Commission a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Stockholder Approval. Each Purchaser agrees to furnish to the Company information concerning such Purchase and its affiliates as the Company, on the advice of outside counsel, reasonably determines is necessary for the Proxy Statement, the Stockholder Meeting or any subsequent proxy solicitation, provided, however, that the Purchasers shall not be obligated to provide (i) any information subject to confidentiality, nondisclosure, or similar agreements or which cannot be disclosed under applicable law, (ii) personally identifiable information, (iii) information regarding the limited partners of such Purchaser and (iv) financial information that the Purchaser reasonably deems to be material to its business, as determined in good faith in its sole discretion.
8.8    Board Composition. From and after the Second Closing Date and provided that PDL BioPharma, Inc. fully exercises its Purchase Right, for as long as PDL BioPharma, Inc. beneficially own at least 12.5% of the total number of outstanding shares of Common Stock, the board of directors of the Company shall not take any action to increase the number of directors constituting the entire board to more than eight directors.
8.9    Board Representation Rights.
(a)    At or upon completion of the Second Closing and provided that PDL BioPharma Inc., fully exercises its Purchase Right, the board of directors of the Company shall take all actions necessary to cause Dominique Monnet (in such capacity, the “PDL BioPharma Director” and together with any successors or other directors designated by PDL BioPharma, Inc. pursuant to this Section 8.9, the “PDL BioPharma Directors”) to be appointed to the board of directors of the Company as a class I director. Additionally, at or prior to the Second Closing, Jill Jene, Ph.D. shall be appointed as a non-voting observer to the board of directors of the Company (in such capacity, the “PDL BioPharma Observer”).
(b)     From and after the Second Closing Date and provided that PDL BioPharma, Inc. fully exercises its Purchase Right, for as long as PDL BioPharma, Inc. beneficially own at least 12.5% of the total number of outstanding shares of Common Stock, PDL BioPharma, Inc. shall have the exclusive right (but not the obligation), to designate to the board of directors, one PDL BioPharma Director and one PDL BioPharma Observer.
(c)     The Company and the board of directors of the Company shall consider in good faith designating the PDL BioPharma Director to committees of the board of directors.
(d)     Following the Second Closing and provided that PDL BioPharma, Inc. fully exercises its Purchase Right, the Company shall take all actions within its power to cause any designee designated pursuant to this Section 8.9 to be included in the slate of nominees recommended by the board of directors of the Company to the holders of Common Stock for election as directors at each meeting of the stockholders of the Company called for the purpose of electing directors (and/or in connection with any election by written consent) and the Company shall use commercially reasonable efforts to cause the election of each such designated PDL BioPharma Directors, including (i) voting or providing a written consent or proxy with respect to Common Stock, and soliciting proxies in favor of the election of such nominees, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing required agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) for so long as PDL BioPharma, Inc. retain the rights described under this Section 8.8, not nominating or recommending the election of any other candidates against or in replacement of such designated PDL BioPharma Directors.
(e)    Each PDL BioPharma Director and PDL BioPharma Observer designated pursuant to this Section 8.9 shall serve until his or her successor is designated or his or her earlier death, disability, resignation or removal; any vacancy or newly created directorship in the position of an PDL BioPharma Director may be filled only by PDL BioPharma, Inc., subject to the fulfillment of the requirements set forth in Section 8.9; and each PDL BioPharma Director and PDL BioPharma Observer may, during his or her term of office, be removed at any time, without cause, by and only by PDL BioPharma, Inc. and with respect to the PDL BioPharma Director, with cause in accordance with the Delaware General Corporation Law, and with respect to the PDL BioPharma Observer, with cause as determined by a majority of the members of the Board of Directors.
(f)    At all times while a PDL BioPharma Director is serving as a member of the board of directors of the Company, and following any such PDL BioPharma Director’s death, disability, resignation or removal, such PDL BioPharma Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the board of directors of the Company.
(g)    During any period in which the Mutual Non-Disclosure Agreement, dated February 20, 2019, by and between the Company and PDL BioPharma, Inc. (the “Nondisclosure Agreement”) is not in effect, prior to the PDL Biopharma Observer’s attendance of any meeting of the Company’s board of directors or a committee thereof, the PDL Biopharma Observer will enter into a form of Observer Agreement in a form reasonably acceptable to the Company and PDL BioPharma, Inc. (the “Observer Agreement”). The Observer Agreement will provide, among other things, that the PDL BioPharma Observer shall agree to hold in confidence all information provided to the PDL BioPharma Observer by the Company or its representatives. Notwithstanding anything in this

Agreement, the Nondisclosure Agreement or the Observer Agreement, the Board, or applicable committee of the Board, reserves the right in its sole discretion to exclude the PDL BioPharma Observer from any meeting of the Board or committee as applicable, or any portion thereof.
(h)    At all times while a PDL BioPharma Director is serving as a member of the board of directors of the Company, the Company shall furnish PDL BioPharma, Inc. with all information provided to members of the board of directors of the Company; provided, however, that all such information derived under this Section 8.9(h) shall be subject to the Nondisclosure Agreement.
(i)    The provisions of this Section 8.9 shall apply solely to the extent permitted by applicable Commission and stock exchange requirements, including, but not limited to, Nasdaq Rule 5640 and any related guidance.
8.10    Access to Information. From the date hereof until the earlier of (a) the Second Closing Date and (b) June 10, 2019, the Company will make reasonably available to the Purchasers, the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company, such information and documents being, to the knowledge of the Company after reasonable and due inquiry, accurate and complete with respect to the matters represented thereby.
8.11    Exclusivity Period; Investor Consent. From the First Closing Date until the earlier of (a) the Second Closing Date and (b) June 10, 2019 (the “Exclusivity Period”):
(i)     PDL BioPharma, Inc. shall have the right to continue its review of the Company. During such period, the Company and its officers and employees shall provide information and reasonably cooperate and assist PDL BioPharma, Inc.’s review of the Company. Upon providing reasonable advance notice, in connection which such review PDL BioPharma, Inc. shall have the right to visit and inspect Company facilities during normal business hours. Each of the Company and PDL BioPharma, Inc. agree that the results of such review shall be subject to the Non-Disclosure Agreement; provided, however, that subject to the approval of any third party commercial provider or consultant (the “Commercial Provider”), PDL BioPharma, Inc. shall (A) provide a final copy of any such Commercial Provider’s commercial report or presentation to each other Purchaser that has executed a non-reliance letter with respect to such report or presentation reasonably satisfactory to the Commercial Provider, and (B) provide a final copy of any such third party’s report or presentation, together with copies of any underlying documentation, information or data requested by the Company to the Company. To the extent that the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of PDL BioPharma, Inc.) delivers any material, non-public information to PDL BioPharma, Inc. as part of its review, PDL BioPharma, Inc. shall, at its discretion, provide notice to the Company that it believes it has received information that constitutes material, non-public information, and each of the Company and PDL BioPharma, Inc. shall consult with each other as to whether such information constitutes material, non-public information and, if so, the public disclosure of such information.

(ii)    Except as otherwise agreed to by the Company and PDL BioPharma, Inc. and set forth on Schedule 8.11(ii) hereto, the Company agrees (a) not to solicit, negotiate or discuss a Similar Transaction, and (b) to immediately cease any and all communications with any third parties directly or indirectly relating to, or connected with, a potential Similar Transaction (including any and all communications with third parties that have at any time been in contact with, or expressed interest to, the Company or its advisors or representatives regarding a potential Similar Transaction). For purposes of this Section, “Similar Transaction” means any financing arrangements, acquisition of stock of the Company or any acquisition and/or license of products with any third party other than PDL BioPharma, Inc.
(iii)    The Company shall not, and shall not permit any subsidiary to, without the prior written consent of PDL BioPharma, Inc.:
(A)     Create, incur, assume or refinance any indebtedness in excess of $5,000,000.
(B)    Take any action that would reasonably be expected to result in a breach or default under any material agreement or indebtedness arrangement of the Company. Take any action or enter into any transaction that would reasonably be expected to result in a breach of or default under any material agreement, credit agreement, indenture, note, or similar instrument or security.
(C)    Acquire (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any Person, or make any investment in or loan to any Person, in any single transaction or series of related transactions (excluding ordinary course transactions).
(D)    Sell, lease, transfer, encumber (other than permitted liens) or otherwise dispose of (including by way of merger, recapitalization, reorganization, liquidation or dissolution) any division, business or operations of the Company or any of its subsidiaries, or any equity interests of the Company or any of its subsidiaries, in any single transaction or series of related transactions.
(E)    Issue any equity or equity-linked securities or other voting securities of the Company or any of its subsidiaries, in any single transaction or series of related transactions, constituting 10% or more of the then outstanding shares of Common Stock of the Company.
(F)    Hire, or terminate without cause, its Chief Executive Officer, or agree to do so.
(G)    Amend, change, alter, modify or repeal the Company’s certificate of incorporation or by-laws in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of PDL BioPharma, Inc.
(iv)    The Company shall consult with PDL BioPharma, Inc. with respect to any proposed or contemplated licensing transactions, including with respect to any Similar Transactions set forth on Schedule 8.11(ii) hereto, and shall not permit any subsidiary to, without first discussing with, and addressing the concerns of, PDL BioPharma, Inc., enter into any such transaction or agreement related thereto without first consulting PDL, BioPharma, Inc.

(v)    Other than in respect of the transactions contemplated by the Transaction Documents, the Purchasers shall have pro rata preemptive rights with respect to the issuance by the Company of common stock, common warrants and any equity-linked securities, other than issuances pursuant to the Company’s equity incentive plans as approved by the Company’s Board of Directors. Each Purchaser’s preemptive right shall be pro rata on the basis of the aggregate number of shares of Common Stock agreed to be purchased by such Purchaser pursuant to this Agreement.
8.12    Information Rights.
(a)    From the First Closing Date until the earlier of (a) the Second Closing Date and (b) June 10, 2019, and thereafter for so long as PDL BioPharma, Inc. beneficially owns at least 20% of the total number of outstanding shares of Common Stock:
(i)    PDL BioPharma, Inc. shall be entitled to consult with the Company’s officers with respect to the Company’s business and financial matters, including management’s proposed annual operating plans and to review progress in achieving said plans.
(ii)    The Company shall furnish PDL BioPharma, Inc. with such available financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as PDL BioPharma, Inc. may reasonably request, and, if a PDL BioPharma Director or PDL BioPharma Observer is then serving as a director or observer, respectively, with all information provided to members of the board of directors of the Company.
(iii)    PDL BioPharma, Inc. shall be entitled to inspect all books and records and facilities and properties of the Company at reasonable times and intervals.
provided, however, that all such information derived under this Section 8.12 shall be subject to the Nondisclosure Agreement; provided, further, that to the extent that the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of PDL BioPharma, Inc.) delivers any material, non-public information to PDL BioPharma, Inc. as part of its due diligence review, PDL BioPharma, Inc. shall have provided notice to the Company that it believes it has received information that constitutes material, non-public information, and each of the Company and PDL BioPharma, Inc. shall consult with each other as to whether such information constitutes material, non-public information and, if so, the public disclosure of such information.
(b)    If at any time PDL BioPharma, Inc. determines that applicable accounting requirements require consolidation or other integration of the Company’s financial information in PDL BioPharma, Inc.’s financial reports, the Company shall, at PDL BioPharma, Inc.’s sole expense, provide PDL BioPharma, Inc. with such information that PDL BioPharma, Inc. may reasonably request to satisfy such obligations within such timeframes as it may reasonably specify to satisfy its financial reporting timelines. Notwithstanding anything to the contrary in this Agreement, the Company consents to the disclosure of such financial information by PDL BioPharma, Inc. as reasonably necessary to comply with PDL BioPharma, Inc.’s accounting and disclosure requirements. Further, if at any time PDL BioPharma, Inc. or its independent auditor determines that applicable auditing standards require that the Company be included within the scope of such auditor’s audit procedures with respect to its audit of PDL BioPharma, Inc. and its affiliates, the

Company shall, at PDL BioPharma, Inc.’s sole expense, reasonably cooperate in a timely fashion with reasonable requests to facilitate any such audit procedures.
8.13    Purchaser Default. If, in connection with the Second Closing, any Purchaser shall (a) elect not to exercise its Purchase Right or (b) after electing to exercise its Purchase Right, default in its obligation to purchase Securities that it has agreed to purchase hereunder at such Second Closing, the non-defaulting Purchaser or Purchasers shall have the option, at its or their sole discretion, to purchase any or all of the Securities that such Purchaser elected not to purchase pursuant to its Purchase Right or, after electing to exercise its Purchase Right, agreed to purchase hereunder at such Second Closing as set forth below (such Purchaser, a “defaulting Purchaser”). For the avoidance of doubt, in no event shall the Company have the right to require any non-defaulting Purchaser to purchase Securities that a defaulting Purchaser elected not to purchase pursuant to its Purchase Right or, after electing to exercise its Purchase Right, failed to purchase at the Second Closing. Following the delivery of the Purchase Notice, in the event of default by any Purchaser, the Company shall give written notice to the non-defaulting Purchasers of such default (the “Default Notice”), which Default Notice shall specify the amount of Securities that the defaulting Purchaser failed to purchase at the Second Closing (the “Remaining Securities”). Each non-defaulting Purchaser shall have an option, exercisable for a period of 10 days following the date of delivery of the Default Notice, to purchase, on a pro rata basis according the aggregate number of shares of Common Stock agreed to be purchased pursuant to this Agreement by such Purchaser so electing, the Remaining Securities for the consideration and on the terms and conditions set forth in the Default Notice. Such option shall be exercised by the delivery by such Purchaser of written notice to the Secretary of the Company. In the event that the options to purchase Remaining Securities have not been exercised by the non-defaulting Purchaser with respect to all of the Remaining Securities, those Purchasers who have exercised their options within the 10-day period specified in this Section 8.13 shall have an additional option, for a period of five days next succeeding the expiration of such 10-day period, to purchase all or any part of the balance of such Remaining Securities on the terms and conditions set forth in the Default Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Purchasers who choose to exercise the last-mentioned option for a total number of Remaining Securities in excess of the number available, the Remaining Securities available for each such Purchaser’s option shall be allocated to each such Purchaser pro rata based on the aggregate number of shares of Common Stock agreed to be purchased pursuant to this Agreement by such Purchaser so electing. The closing of any purchase of Remaining Securities shall occur remotely via exchange of documents and signatures within seven days of the applicable notice to the Company of the applicable Purchaser’s election to purchase Remaining Securities in accordance with this Section 8.13.
8.14    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at each of the First Closing and the Second Closing, if any, under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

8.15    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
8.16    Short Sales and Confidentiality After the Date Hereof. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will, directly or indirectly, engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced by the Company or (ii) this Agreement is terminated in full. Each party to this Agreement shall hold, and shall cause its respective affiliates and its and their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence (unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval in connection with the transactions contemplated by this Agreement or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by any other legal requirement or the applicable requirements of any regulatory agency or Nasdaq) all non-public records, books, contracts, instruments, computer data and other data and information concerning the other party (“Confidential Information”) furnished to it by or on behalf of the other party or its representatives, and such party shall disclose Confidential Information of the other party only to its auditors, attorneys, financial advisors and other representatives who have a bona fide need to know such information. The following will not constitute Confidential Information of a party (the “Disclosing Party”): (a) information which was already in the other party’s possession prior to its receipt from the Disclosing Party or its representatives, as evidenced by contemporaneous written records, provided that the source of such information was not and is not bound by any contractual or other obligation of confidentiality to the Disclosing Party with respect to any of such information; (b) information which is or becomes known to the other party on a non-confidential basis from a source other than the Disclosing Party or any of its representatives, provided that the source of such information was not and is not bound by any contractual or other obligation of confidentiality to the Disclosing Party with respect to any of such information; (c) information which is or becomes publicly available other than as a direct or indirect result of the disclosure of any of such information by the other party or by any of its representatives; and (d) information which is independently developed by the other party without reference to any Confidential Information of the Disclosing Party, as evidenced by contemporaneous written records. Purchasers will not make use of any Confidential Information of the Company, except for the specific purpose of (i) monitoring Purchasers’ investment in the Common Stock and (ii) evaluating, negotiating and consummating the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Purchaser agrees, severally and not jointly, that they will not engage in any Short Sales or hedging activities or enter into similar arrangements or agreements that transfer, in whole or in part, the economic risk of ownership of Shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise from the period commencing on the date hereof and ending on the earliest of (x) the effective date of each Registration Statement, (y) the 24-month anniversary of the Second Closing Date, if any, or (z) the date that such Purchaser no longer holds any Shares. Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.
8.17    Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, describing the material terms of the Transaction Documents, with the Commission on or before the fourth trading day immediately following the execution of this Agreement. The Company shall issue a press release, which press release shall be subject to review and approval by PDL BioPharma Inc., with respect to the transactions contemplated hereby on or before the time at which such Current Report on Form 8-K is filed.
8.1    Warrants. Prior to the Second Closing, Invesco and WIM shall submit all documentation reasonably requested by the Company such that the cancellation of all existing and outstanding warrants held in the Company by their respective funds as of the date of this Agreement is effective prior to the Second Closing, including: (i) 1,188,028 warrants held by such parties in the aggregate to purchase shares of Common Stock with an exercise price per underlying share of $5.20, and (ii) 475,000 warrants held by WIM to purchase shares of Common Stock with an exercise price per underlying share of $8.35. For the avoidance of doubt, the cancellation of all existing and outstanding warrants held in the Company by each of Invesco and WIM as of the date of this Agreement is a condition to the Second Closing and such respective obligations of Invesco and WIM shall apply irrespective of whether such parties exercise their respective Purchase Right under this Agreement.
8.2    Intellectual Property. The Company shall provide to, and maintain, a current list of its intellectual property rights, including a schedule of patents, with PDL BioPharma, Inc.
8.1    Six-Month Operating Budget. Within five (5) business days after the First Closing, the Company will prepare and deliver to PDL BioPharma, Inc. an operational budget agreeable to PDL BioPharma, Inc. addressing the use of Company resources for the period ending six months after the date of this Agreement (the “Six-Month Operating Budget”). Such Six-Month Operating Budget shall be prepared by the Company in good faith and include all material expenses reasonably expected to be incurred by the Company through the expiration of the period covered by the Six-Month Operating Budget.
8.1    Use of Proceeds. The Company shall use the net proceeds of the sale of the Securities to fund the costs and expenses of clinical trials and commercialization of its product candidates, as well as for general working capital. The Company shall not use the net proceeds of the sale of the Securities to effect any cash dividend or other form of distribution to any stockholders of the Company.

SECTION 9.    INDEMNIFICATION.
9.1    Indemnification by the Company. In consideration of a Purchaser’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, the Company shall indemnify and hold harmless each Purchaser, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Purchaser (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Party”), from and against all losses, liabilities, obligations, claims, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) in an amount not to exceed the aggregate purchase price paid by such Indemnified Party Securities pursuant to this Agreement that such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party, other than claims for indemnification within the scope of Section 5 of the Registration Rights Agreement; provided, however, that the indemnity provided in this Section 9.1 and in the Registration Rights Agreement shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Purchaser’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement.
To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.
9.2    Indemnification by Purchasers. In consideration of the Company’s execution and delivery of this Agreement and sale of the Securities hereunder and in addition to all of a Purchaser’s other obligations under the Transaction Documents to which it is a party, each Purchaser shall severally, and not jointly, indemnify and hold harmless the Company, each of its directors, officers, stockholders, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a “Company Party”), from and against all Damages in an amount not to exceed the aggregate purchase price paid by such Purchaser for Securities pursuant to this Agreement that such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents to which it is a party, other than claims for indemnification within the scope of Section 5 of the Registration Rights Agreement; provided, however, that the indemnity provided by this Section 9.2 and in the Registration Rights Agreement shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement.
To the extent that the foregoing undertakings by such Purchaser set forth in this Section 9.2 may be unenforceable for any reason, such Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.
9.3    Indemnification Procedures. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person, unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood and agreed that the indemnifying party shall not, in connection with any claim in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or (ii) that includes the granting of any equitable relief or the admission by the indemnified party of its officers, directors, managers, partners or affiliates of any legal, regulatory or ethical violations.
SECTION 10.    NOTICES.
All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and addressed as follows:
if to the Company, to:
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600

San Diego, CA 92130
(858) 550-1900
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Mintz, Levin, Ferris, Cohn, Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
(858) 314-1500
Attention: Adam C. Lenain, Esq.
E-Mail: aclenain@mintz.com

or to such other Person at such other place as the Company shall designate to the Purchasers in writing; and if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.
SECTION 11.    MISCELLANEOUS.
11.1    Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (i) prior to the First Closing, Purchasers that agreed to purchase a majority of the First Closing Securities to be issued and sold pursuant to this Agreement and (ii) following the First Closing, Purchasers holding Securities representing a majority of the Securities issued pursuant to this Agreement then held by Purchasers, including all Common Warrant Shares issued or issuable upon exercise of the Common Warrants. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment or waiver applies to all Purchasers in the same fashion; provided that any amendment, termination or waiver of any term of this Agreement that specifically, and in a manner disproportionate to other Purchasers, relates to a specific Purchaser shall require the written consent of such specific Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to the First Closing, each Purchaser and (ii) following the First Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.
11.2    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
11.3    No Third-Party Beneficiaries. Except for Wells Fargo Securities, which is an intended third party beneficiary of, and entitled to rely on, the representations, warranties, covenants and agreements set forth in this Agreement, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. This Section 11.3 may not be amended in a manner that adversely affects Wells Fargo Securities without Wells Fargo Securities prior written approval.
11.4    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
11.5    Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares are mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
11.6    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Closing Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.
11.7    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the above named courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
11.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile of “.pdf” signature were the original thereof.
11.9    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the obligations of Invesco under this Agreement may be assigned by Invesco to one or more of its affiliates (including to one or more investment funds that are affiliates of Invesco or managed by Invesco) that agree to assume Invesco's obligations hereunder, provided that Invesco shall remain obligated to perform its obligations hereunder to the extent not performed by such affiliate(s).
11.10    Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
11.11    Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, that (a) the Company shall reimburse PDL BioPharma,

Inc. (i) promptly following the First Closing for all reasonable, documented consulting, legal and other out-of-pocket fees and expenses incurred by PDL BioPharma, Inc. related to the documentation and negotiation of the Transaction Documents and documents related thereto, and (ii) reasonable and documented expenses, as incurred by PDL BioPharma, Inc., related to its review of the Company during the Exclusivity Period up to a maximum of $150,000; (b) following the First Closing Date, the Company shall reimburse Invesco for all reasonable, documented consulting, legal and other out-of-pocket fees and expenses incurred by Invesco related to the documentation and negotiation of the Transaction Documents and documents related thereto up to a maximum of $50,000; (c) following the Second Closing Date, the Company shall reimburse WIM for all reasonable, documented consulting, legal and other out-of-pocket fees and expenses incurred by WIM related to the documentation and negotiation of the Transaction Documents and documents related thereto up to a maximum of £30,000 (plus VAT). If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
11.12    Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and each of the First Closing and the Second Closing, if any.
11.13    Acknowledgement.
(a)    The Company acknowledges that Invesco is the investment manager of, and will enter into all documentation on behalf the Invesco Funds. All of the Invesco Funds’ rights will be exercised by Invesco as agent for the Invesco Funds. Invesco is acting as agent only and as such assumes no responsibility or liability whatsoever. Invesco acknowledges it has full power, capacity and authority to (i) enter into this Agreement on its own behalf and as agent for and on behalf of the Invesco Funds and (ii) bind itself and the Invesco Funds to the terms hereof.
(b)     WIM is the investment manager of, and will enter into all documentation on behalf of, funds under its management (the “Funds”). All the Purchaser's rights will be exercised by WIM as agent for the Funds. WIM is acting as agent only and as such assumes no responsibility or liability whatsoever.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	Chief Executive Officer

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
PDL BIOPHARMA, INC.:

By:	/s/ Dominique P. Monnet
Name:	Dominique P. Monnet
Title:	President and CEO
Address:	932 Southwood Blvd., Incline Village, NV 89451
Email:	general.counsel@pdl.com

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
PURCHASERS:

INVESCO ASSET MANAGEMENT LTD., as agent for and on behalf of its discretionary managed clients

By:	/s/ Graeme Proudfoot
Name:	Graeme Proudfoot
Title:	Director
Address:	Perpetual Park, Perpetual Park Drive, Henley-on-Thames, OXON RG9 1HH
Email:

PURCHASERS:

WOODFORD INVESTMENT MANAGEMENT LIMITED acting for and on behalf of investment funds clients under its investment management

By:	/s/ Paul Green
Name:	Paul Green
Title:	Authorised Signatory
Address:	9400 Garsington Road, Oxford OX4 2HN
Email:	compliance@Woodfordfunds.com

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

EXHIBIT A
SCHEDULE OF PURCHASERS

Name and Address	Number of Shares to be Purchased in First Closing*	Number of Common Warrant Shares Underlying Common Warrants Purchased in First Closing*	Aggregate Purchase Price of First Closing Securities	Number of Shares to be Purchased in Second Closing*	Number of Common Warrant Shares Underlying Common Warrants Purchased in Second Closing*	Aggregate Purchase Price of Second Closing Securities
PDL BioPharma, Inc. 932 Southwood Boulevard Incline Village, Nevada 89451 Attn: General Counsel	6,666,667	1,666,667	$30,000,001.50	6,666,667	1,666,667	$30,000,001.50
Invesco Asset Management Ltd., as agent for and on behalf of its discretionary managed clients, 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309	-	-	-	2,222,222	555,556(1)	$9,999,999.00
Woodford Investment Management Limited acting on behalf of funds under its management (“WIM”), 9400 Garsington Road, Oxford, OX4 2HN, United Kingdom	-	-	-	2,222,222	555,556(2)	$9,999,999.00
TOTAL	6,666,667	1,666,667	$30,000,001.50	11,111,111	2,777,779	$49,999,999.50

* Subject to appropriate adjustment in the event of a stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock.
(1) Excludes 212,765 warrants surrendered by Invesco Asset Management Ltd. in connection with this Agreement.
(2) Exclude 1,450,264 warrants surrendered by WIM in connection with this Agreement.

EXHIBIT B-1
FORM OF COMMON WARRANT

EXHIBIT B-2
FORM OF COMMON WARRANT (UNITS)

APPENDIX I
PURCHASER QUESTIONNAIRE

APPENDIX II
SELLING STOCKHOLDER QUESTIONNAIRE

APPENDIX III
REGISTRATION RIGHTS AGREEMENT

APPENDIX IV
VOTING AND SUPPORT AGREEMENT

SCHEDULE OF EXCEPTIONS

SCHEDULE 1
Name

Form of Affiliate Legend
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY AN AFFILIATE OF THE ISSUER AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.”